Exhibit 99.1

FOR IMMEDIATE RELEASE
Harmonic Announces Third Quarter 2020 Results
Cable Access Segment Earns 14.6% Operating Margin
Video Segment Revenue up 15.1% quarter over quarter

SAN JOSE, California, October 26, 2020 - Harmonic Inc. (NASDAQ: HLIT) today announced its unaudited results for the third quarter of 2020.
“Harmonic’s third quarter results were driven by strong performance in both our Cable Access and Video segments,” said Patrick Harshman, president and chief executive officer of Harmonic. “Our Cable Access segment delivered solid sequential revenue growth and operating margin. Complementing this, Video segment revenue rebounded strongly quarter over quarter, reflecting increased customer activity. We continue to execute well on our strategic priorities, and we expect this strong business momentum will continue through the balance of the year.”
Q3 Financial and Business Highlights

Financial

•	Revenue: $94.9 million, down 18.0% year over year.

•	SaaS and service revenue: $31.6 million, down 3.1% year over year.

•	Gross margin: GAAP 51.6% and non-GAAP 52.2%, compared to GAAP 65.3% and non-GAAP 67.0% in the year ago period.

•	Cable Access segment revenue: $40.3 million, down 27.7% year over year.

•	Video segment revenue: $54.6 million, down 9% year over year.

•	Cable Access segment gross margin: 48.9% compared to 77.1% in the year ago period.

•	Video segment gross margin: 54.6%, compared to 57.7% in the year ago period.

•	Adjusted EBITDA: $7.2 million compared to $32.0 million in the year ago period.

•	Operating income (loss): GAAP loss $1.6 million and non-GAAP income $4.2 million, compared to GAAP income $22.5 million and non-GAAP income $29.9 million in the year ago period.

•
EPS: GAAP net loss per share $0.06 cents and non-GAAP net income per share $0.03 cents, compared to GAAP net income per share $0.12 cents and non-GAAP net income per share $0.25 cents in the year ago period.

•	Cash: $70.8 million, up $4.1 million year over year.

Business

•
CableOS solution commercially deployed with 38 customers as of October 14, 2020 (the date of Cable-Tec Expo 2020, a leading industry conference), up 100% compared to the third quarter of the prior year.

•	CableOS deployments scaled to 2.1 million served cable modems, up 122% year over year.

•	Over 48,000 live-streaming channels deployed globally, up 15% year over year.

•	Received first multi-million-dollar order for the new 5G bandwidth reclamation solution.

Select Financial Information

	GAAP			Non-GAAP
Key Financial Results	Q3 2020	Q2 2020	Q3 2019	Q3 2020	Q2 2020	Q3 2019
	(in millions, except per share data)
Net revenue	$94.9	$74.0	$115.7	$94.9	$74.0	$115.7
Net income (loss)	$(5.4)	$(15.4)	$11.7	$2.6	$(5.9)	$24.6
Diluted EPS	$(0.06)	$(0.16)	$0.12	$0.03	$(0.06)	$0.25

Other Financial Information				Q3 2020	Q2 2020	Q3 2019
				(in millions)
Adjusted EBITDA for the quarter				$7.2	$(2.8)	$32.0
Bookings for the quarter				$100.7	$77.0	$126.5
Backlog and deferred revenue as of quarter end				$216.2	$210.2	$192.5
Cash and cash equivalents as of quarter end				$70.8	$77.7	$66.7
Explanations regarding our use of non-GAAP financial measures and related definitions, and reconciliations of our GAAP and non-GAAP measures, are provided in the sections below entitled “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations”.
Financial Guidance

GAAP Financial Guidance	Q4 2020		2020
	Low	High	Low	High
	(in millions, except percentages and per share data)
Net Revenue	$120.0	$130.0	$367.5	$377.5
Video	$80.0	$85.0	$236.5	$241.5
Cable Access	$40.0	$45.0	$131.0	$136.0
Gross Margin %	50.0%	54.0%	50.0%	51.0%
Operating Expenses	$53.0	$55.0	$205.5	$207.5
Operating Income (Loss)	$6.5	$15.0	$(22.0)	$(15.0)
Tax Expense	$(0.3)	$(0.3)	$(3.4)	$(3.4)
EPS	$0.03	$0.11	$(0.40)	$(0.33)
Shares	98.8	98.8	97.0	97.0
Cash	$80.0	$90.0	$80.0	$90.0

Non-GAAP Financial Guidance	Q4 2020		2020
	Low	High	Low	High
	(in millions, except percentages and per share data)
Net Revenue	$120.0	$130.0	$367.5	$377.5
Video	$80.0	$85.0	$236.5	$241.5
Cable Access	$40.0	$45.0	$131.0	$136.0
Gross Margin %	50.5%	54.5%	51.0%	52.0%
Operating Expenses	$48.0	$50.0	$184.5	$186.5
Operating Income	$12.5	$21.0	$3.0	$10.0
Adjusted EBITDA	$15.5	$24.0	$13.5	$20.5
Tax rate	10%	10%	10%	10%
EPS	$0.10	$0.18	$(0.03)	$0.04
Shares	98.8	98.8	97.0	98.2
Cash	$80.0	$90.0	$80.0	$90.0

See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.
Conference Call Information
Harmonic will host a conference call to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern) on Monday, October 26, 2020. The live webcast will be available on the Harmonic Investor Relations website at http://investor.harmonicinc.com. An audio version of the webcast will be available by calling +1.574.990.1032 or +1.800.240.9147 (conference ID 2445329). A replay will be available after 5:00 p.m. PT on the same web site or by calling +1.404.537.3406 or +1.855.859.2056 (conference ID 2445329).
About Harmonic Inc.
Harmonic (NASDAQ: HLIT), the worldwide leader in video delivery technology and services, enables media companies and service providers to deliver ultra-high-quality broadcast and OTT video services to consumers globally. The Company has also revolutionized cable access networking via the industry’s first virtualized cable access solution, enabling cable operators to more flexibly deploy gigabit internet service to consumers’ homes and mobile devices. Whether simplifying OTT video delivery via innovative cloud and software-as-a-service (SaaS) technologies, or powering the delivery of gigabit internet cable services, Harmonic is changing the way media companies and service providers monetize live and VOD content on every screen. More information is available at www.harmonicinc.com.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations regarding: GAAP net revenue, GAAP gross margins, GAAP operating expenses, GAAP operating income (loss), GAAP tax expense, GAAP EPS, non-GAAP revenue, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income (loss), Adjusted EBITDA, non-GAAP tax rate and non-GAAP EPS and cash. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, in no particular order, the following: the market and technology trends underlying our Video and Cable Access businesses will not continue to develop in their current direction or pace; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the potential impact of the Covid-19 pandemic on our operations or the operations of our supply chain or our customers; the impact of general economic conditions on our sales and operations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite, telco, broadcast and media industries; customer concentration and consolidation; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; losses of one or more key customers; risks associated with our international operations; exchange rate fluctuations of the currencies in which we conduct business; risks associated with our CableOS® and VOS® product solutions; dependence on market acceptance of various types of broadband services, on the adoption of new broadband technologies and on broadband industry trends; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of increases in the prices of raw materials and oil; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; and the effect on our business of natural disasters. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2019, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, establish operating budgets, set internal measurement targets and make operating decisions.
These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Harmonic's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Harmonic's results of operations in conjunction with the corresponding GAAP measures.
The Company believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.
The non-GAAP measures presented here are: revenue, segment revenue, gross profit, operating expenses, income (loss) from operations, non-operating expenses and net income (loss) (including those amounts as a percentage of revenue), Adjusted EBITDA and net income (loss) per diluted share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements provided with this press release. The non-GAAP adjustments described below have historically been excluded from our GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:
Cable Access inventory charge - Harmonic from time to time incurs inventory impairment charges associated with material business shifts, such as the repositioning of our Cable Access segment. We exclude these items, because we do not believe they are reflective of our ongoing long-term business and operating results.
Stock-based compensation - Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We believe that management is limited in its ability to project the impact stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.
Amortization of intangibles - A portion of the purchase price of our acquisitions is generally allocated to intangible assets, and is subject to amortization. However, Harmonic does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and is unique to each acquisition. Therefore, we believe that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.
Restructuring and related charges - Harmonic from time to time incurs restructuring charges which primarily consist of employee severance, one-time termination benefits related to the reduction of its workforce, lease exit costs, and other costs. These charges are associated with material business shifts. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.

Loss on debt extinguishment - In the second quarter of fiscal 2020, we recorded a debt extinguishment loss of $0.8 million resulting from the exchange of $37.7 million in aggregate principal amount of our convertible notes due in 2020 for $37.7 million in aggregate principal amount of convertible notes due in 2022. In the third quarter of fiscal 2019, we recorded a debt extinguishment loss of $5.7 million resulting from refinancing a portion of our convertible notes due in 2020. We have excluded these losses from our non-GAAP financial measures because we do not believe the losses are reflective of our ongoing long-term business and operating results.
Non-cash interest expense and other expenses related to convertible notes and other debt - We record the accretion of the debt discount related to the equity component and amortization of issuance costs as non-cash interest expense. We believe that excluding these costs provides meaningful supplemental information regarding operational performance and liquidity, along with enhancing investors’ ability to view the Company’s results from management’s perspective. In addition, we believe excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.
Accounting impact related to warrant amortization - We issued a warrant to a customer, Comcast Corporation, in September 2016 pursuant to which Comcast may purchase up to 7.8 million shares of Harmonic common stock. In July 2019, in connection with Comcast's election of enterprise license pricing for the Company's CableOS software, all warrant shares were fully vested as of July 1, 2019. As a result of Comcast's election of enterprise license pricing, we no longer excluded the effect of warrant amortization in our non-GAAP financial measures beginning with the third quarter of fiscal 2019.

Discrete tax items and tax effect of non-GAAP adjustments - The income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures in order to provide a more meaningful measure of non-GAAP net income.

CONTACTS:

Sanjay Kalra	David Hanover
Chief Financial Officer	Investor Relations
Harmonic Inc.	Harmonic Inc.
+1.408.490.6031	+1.212.896.1220
investor@harmonicinc.com

Harmonic Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except per share data)

	September 25, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$70,817	$93,058
Accounts receivable, net	81,353	88,500
Inventories, net	36,802	29,042
Prepaid expenses and other current assets	25,071	40,762
Total current assets	214,043	251,362
Property and equipment, net	41,915	22,928
Operating lease right-of-use assets	24,531	27,491
Goodwill	241,425	239,780
Intangibles, net	1,256	4,461
Other long-term assets	36,252	41,305
Total assets	$559,422	$587,327

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Other debts and finance lease obligations, current	$11,402	$6,713
Accounts payable	31,555	40,933
Income taxes payable	826	1,226
Deferred revenue	42,729	37,117
Accrued and other current liabilities	51,286	62,535
Convertible notes, short-term	7,972	43,375
Total current liabilities	145,770	191,899
Convertible notes, long-term	128,018	88,629
Other debts and finance lease obligations, long-term	9,707	10,511
Income taxes payable, long-term	185	178
Other non-current liabilities	41,204	41,254
Total liabilities	$324,884	$332,471

Convertible notes	81	2,410
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 97,732 and 91,875 shares issued and outstanding at September 25, 2020 and December 31, 2019, respectively	98	92
Additional paid-in capital	2,348,638	2,327,359
Accumulated deficit	(2,114,676)	(2,071,940)
Accumulated other comprehensive income (loss)	397	(3,065)
Total stockholders’ equity	234,457	252,446
Total liabilities and stockholders’ equity	$559,422	$587,327

Harmonic Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three months ended		Nine months ended
	September 25, 2020	September 27, 2019	September 25, 2020	September 27, 2019
Revenue:
Appliance and integration	$63,251	$83,082	$153,227	$189,864
SaaS and service	31,641	32,643	94,076	90,832
Total net revenue	94,892	115,725	247,303	280,696
Cost of revenue:
Appliance and integration	32,082	26,812	81,153	83,178
SaaS and service	13,886	13,373	42,715	36,201
Total cost of revenue	45,968	40,185	123,868	119,379
Total gross profit	48,924	75,540	123,435	161,317
Operating expenses:
Research and development	20,206	20,197	61,827	62,911
Selling, general and administrative	28,773	31,148	86,996	88,478
Amortization of intangibles	752	785	2,264	2,357
Restructuring and related charges	814	861	1,572	1,194
Total operating expenses	50,545	52,991	152,659	154,940
Income (loss) from operations	(1,621)	22,549	(29,224)	6,377
Interest expense, net	(2,807)	(3,000)	(8,772)	(8,862)
Loss on debt extinguishment	—	(5,695)	(834)	(5,695)
Other expense, net	(167)	(1,594)	(813)	(2,333)
Income (loss) before income taxes	(4,595)	12,260	(39,643)	(10,513)
Provision for income taxes	786	603	3,093	981
Net income (loss)	$(5,381)	$11,657	$(42,736)	$(11,494)

Net income (loss) per share:
Basic	$(0.06)	$0.13	$(0.44)	$(0.13)
Diluted	$(0.06)	$0.12	$(0.44)	$(0.13)
Shares used in per share calculations:
Basic	97,563	89,964	96,623	89,030
Diluted	97,563	97,596	96,623	89,030

Harmonic Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine months ended
	September 25, 2020	September 27, 2019
Cash flows from operating activities:
Net loss	$(42,736)	$(11,494)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of intangibles	3,214	6,242
Depreciation	8,683	8,480
Stock-based compensation	13,737	8,719
Amortization of discount on convertible and other debt	5,451	4,960
Amortization of non-cash warrant	1,307	13,137
Loss on debt extinguishment	834	5,695
Deferred income taxes, net	1,527	75
Foreign currency adjustments	2,537	(1,719)
Provision for excess and obsolete inventories	1,390	704
Provision for doubtful accounts, returns and discounts	1,966	988
Other non cash adjustments, net	177	1,235
Changes in operating assets and liabilities
Accounts receivable	5,436	(20,521)
Inventories	(9,301)	(4,170)
Prepaid expenses and other assets	23,685	(5,703)
Accounts payable	(11,047)	(2,839)
Deferred revenues	6,066	8,002
Income taxes payable	(384)	(114)
Accrued and other liabilities	(14,961)	(10,536)
Net cash provided by (used in) operating activities	(2,419)	1,141
Cash flows from investing activities:
Purchases of property and equipment	(26,176)	(4,973)
Net cash used in investing activities	(26,176)	(4,973)
Cash flows from financing activities:
Proceeds from convertible debt	—	115,500
Payments of convertible debt	(25)	(109,603)
Payment of convertible debt issuance costs	(672)	(3,465)
Proceeds from other debts and finance leases	9,398	4,684
Repayment of other debts and finance leases	(6,342)	(6,387)
Proceeds from common stock issued to employees	5,227	5,573
Payment of tax withholding obligations related to net share settlements of restricted stock units	(1,384)	(1,278)
Net cash provided by financing activities	6,202	5,024
Effect of exchange rate changes on cash and cash equivalents	152	(486)
Net increase (decrease) in cash and cash equivalents	(22,241)	706
Cash and cash equivalents at beginning of the year	93,058	65,989
Cash and cash equivalents at end of the year	$70,817	$66,695

Harmonic Inc.
Preliminary Revenue Information
(Unaudited, in thousands, except percentages)

	Three months ended
	September 25, 2020				June 26, 2020				September 27, 2019
	GAAP	Adjustment(1)	Non-GAAP		GAAP	Adjustment(1)	Non-GAAP		GAAP	Adjustment(1)	Non-GAAP
Geography
Americas	$54,521	$—	$54,521	58%	$42,307	$—	$42,307	58%	$78,699	$—	$78,699	68%
EMEA	29,771	—	29,771	31%	24,714	—	24,714	33%	24,322	—	24,322	21%
APAC	10,600	—	10,600	11%	6,973	—	6,973	9%	12,704	—	12,704	11%
Total	$94,892	$—	$94,892	100%	$73,994	$—	$73,994	100%	$115,725	$—	$115,725	100%

Market
Service Provider	$59,083	$—	$59,083	62%	$42,169	$—	$42,169	57%	$77,886	$—	$77,886	67%
Broadcast and Media	35,809	—	35,809	38%	31,825	—	31,825	43%	37,839	—	37,839	33%
Total	$94,892	$—	$94,892	100%	$73,994	$—	$73,994	100%	$115,725	$—	$115,725	100%

	Nine months ended
	September 25, 2020				September 27, 2019
	GAAP	Adjustments(1)	Non-GAAP		GAAP	Adjustments(1)	Non-GAAP
Geography
Americas	$134,478	$—	$134,478	55%	$155,324	$48	$155,372	54%
EMEA	82,301	—	82,301	33%	77,603	—	77,603	28%
APAC	30,524	—	30,524	12%	47,769	—	47,769	18%
Total	$247,303	$—	$247,303	100%	$280,696	$48	$280,744	100%

Market
Service Provider	$145,011	$—	$145,011	59%	$165,536	$48	$165,584	59%
Broadcast and Media	102,292	—	102,292	41%	115,160	—	115,160	41%
Total	$247,303	$—	$247,303	100%	$280,696	$48	$280,744	100%

(1) See “Use of Non-GAAP Financial Measures” above and “GAAP to Non-GAAP Reconciliations” below.

Harmonic Inc.
Preliminary Segment Information
(Unaudited, in thousands, except percentages)

	Three months ended September 25, 2020
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$54,641	$40,251	$94,892	$—	$94,892
Gross profit	29,825	19,682	49,507	(583)	48,924
Gross margin%	54.6%	48.9%	52.2%		51.6%
Operating income (loss)	(1,699)	5,876	4,177	(5,798)	(1,621)
Operating margin%	(3.1)%	14.6%	4.4%		(1.7)%

	Three months ended June 26, 2020
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$47,453	$26,541	$73,994	$—	$73,994
Gross profit	26,024	12,128	38,152	(379)	37,773
Gross margin%	54.8%	45.7%	51.6%		51.0%
Operating loss	(4,237)	(878)	(5,115)	(4,439)	(9,554)
Operating margin%	(8.9)%	(3.3)%	(6.9)%		(12.9)%

	Three months ended September 27, 2019
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$60,055	$55,670	$115,725	$—	$115,725
Gross profit	34,646	42,925	77,571	(2,031)	75,540
Gross margin%	57.7%	77.1%	67.0%		65.3%
Operating income (loss)	(1,696)	31,611	29,915	(7,366)	22,549
Operating margin%	(2.8)%	56.8%	25.9%		19.5%

	Nine months ended September 25, 2020
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)		Consolidated GAAP Measures
Net revenue	$156,466	$90,837	$247,303	$—		$247,303
Gross profit	83,756	42,224	125,980	(2,545)		123,435
Gross margin%	53.5%	46.5%	50.9%			49.9%
Operating income (loss)	(12,203)	1,733	(10,470)	(18,754)		(29,224)
Operating margin%	(7.8)%	1.9%	(4.2)%			(11.8)%

	Nine months ended September 27, 2019
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)		Consolidated GAAP Measures
Net revenue	$198,856	$81,888	$280,744	$(48)	*	$280,696
Gross profit	114,692	52,104	166,796	(5,479)		161,317
Gross margin%	57.7%	63.6%	59.4%			57.5%
Operating income	4,731	18,571	23,302	(16,925)		6,377
Operating margin%	2.4%	22.7%	8.3%			2.3%

(1) See “Use of Non-GAAP Financial Measures” above and “GAAP to Non-GAAP Reconciliations” below.
* This non-GAAP adjustment is for warrant amortization and relates to our Cable Access segment. After applying this adjustment to the non-GAAP revenue for the Cable Access segment, our GAAP revenue for the Cable Access segment for the nine months ended September 27, 2019 was $81,840.

Harmonic Inc.
GAAP to Non-GAAP Reconciliations (Unaudited)
(in thousands, except percentages and per share data)

	Three months ended September 25, 2020
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating expense, net	Net Income (Loss)
GAAP	$94,892	$48,924	$50,545	$(1,621)	$(2,974)	$(5,381)
Stock-based compensation	—	281	(3,649)	3,930	—	3,930
Amortization of intangibles	—	—	(752)	752	—	752
Restructuring and related charges	—	302	(814)	1,116	—	1,116
Non-cash interest and other expenses related to convertible notes and other debt	—	—	—	—	1,666	1,666
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	499
Total adjustments	—	583	(5,215)	5,798	1,666	7,963
Non-GAAP	$94,892	$49,507	$45,330	$4,177	$(1,308)	$2,582
As a % of revenue (GAAP)		51.6%	53.3%	(1.7)%	(3.1)%	(5.7)%
As a % of revenue (Non-GAAP)		52.2%	47.8%	4.4%	(1.4)%	2.7%
Diluted net income (loss) per share:
Basic net loss per share-GAAP						$(0.06)
Diluted net income per share-Non-GAAP						$0.03
Shares used to compute diluted net income (loss) per share:
GAAP						97,563
Non- GAAP						98,361

	Three months ended June 26, 2020
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating expense, net	Net Loss
GAAP	$73,994	$37,773	$47,327	$(9,554)	$(4,269)	$(15,401)
Stock-based compensation	—	312	(3,236)	3,548	—	3,548
Amortization of intangibles	—	65	(742)	807	—	807
Restructuring and related charges	—	2	(82)	84	—	84
Loss on convertible debt extinguishment	—	—	—	—	834	834
Non-cash interest and other expenses related to convertible notes and other debt	—	—	—	—	1,950	1,950
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	2,238
Total adjustments	—	379	(4,060)	4,439	2,784	9,461
Non-GAAP	$73,994	$38,152	$43,267	$(5,115)	$(1,485)	$(5,940)
As a % of revenue (GAAP)		51.0%	64.0%	(12.9)%	(5.8)%	(20.8)%
As a % of revenue (Non-GAAP)		51.6%	58.5%	(6.9)%	(2.0)%	(8.0)%
Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.16)
Diluted net loss per share-Non-GAAP						$(0.06)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						96,727

	Three months ended September 27, 2019
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating expense, net	Net Income
GAAP	$115,725	$75,540	$52,991	$22,549	$(10,289)	$11,657
Stock-based compensation	—	405	(3,689)	4,094	—	4,094
Amortization of intangibles	—	1,295	(785)	2,080	—	2,080
Restructuring and related charges	—	331	(861)	1,192	—	1,192
Loss on convertible debt extinguishment	—	—	—	—	5,695	5,695
Non-cash interest and other expenses related to convertible notes and other debt	—	—	—	—	2,625	2,625
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	(2,751)
Total adjustments	—	2,031	(5,335)	7,366	8,320	12,935
Non-GAAP	$115,725	$77,571	$47,656	$29,915	$(1,969)	$24,592
As a % of revenue (GAAP)		65.3%	45.8%	19.5%	(8.9)%	10.1%
As a % of revenue (Non-GAAP)		67.0%	41.2%	25.9%	(1.7)%	21.3%
Diluted net income per share:
Diluted net income per share-GAAP						$0.12
Diluted net income per share-Non-GAAP						$0.25
Shares used to compute diluted net income per share:
GAAP and Non-GAAP						97,596

	Nine months ended September 25, 2020
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating Expense	Net Loss
GAAP	$247,303	$123,435	$152,659	$(29,224)	$(10,419)	$(42,736)
Stock-based compensation	—	1,364	(12,373)	13,737	—	13,737
Amortization of intangibles	—	950	(2,264)	3,214	—	3,214
Restructuring and related charges	—	231	(1,572)	1,803	—	1,803
Loss on convertible debt extinguishment	—	—	—	—	834	834
Non-cash interest and other expenses related to convertible notes and other debt	—	—	—	—	5,451	5,451
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	4,553
Total adjustments	—	2,545	(16,209)	18,754	6,285	29,592
Non-GAAP	$247,303	$125,980	$136,450	$(10,470)	$(4,134)	$(13,144)
As a % of revenue (GAAP)		49.9%	61.7%	(11.8)%	(4.2)%	(17.3)%
As a % of revenue (Non-GAAP)		50.9%	55.2%	(4.2)%	(1.7)%	(5.3)%

Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.44)
Diluted net loss per share-Non-GAAP						$(0.14)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						96,623

	Nine months ended September 27, 2019
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense	Net Income (Loss)
GAAP	$280,696	$161,317	$154,940	$6,377	$(16,890)	$(11,494)
Accounting impact related to warrant amortization	48	48	—	48	—	48
Stock-based compensation	—	823	(7,894)	8,717	—	8,717
Amortization of intangibles	—	3,885	(2,357)	6,242	—	6,242
Restructuring and related charges	—	723	(1,195)	1,918	—	1,918
Loss on debt extinguishment	—	—	—	—	5,695	5,695
Non-cash interest and other expenses related to convertible notes	—	—	—	—	5,887	5,887
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	(1,179)
Total adjustments	48	5,479	(11,446)	16,925	11,582	27,328
Non-GAAP	$280,744	$166,796	$143,494	$23,302	$(5,308)	$15,834
As a % of revenue (GAAP)		57.5%	55.2%	2.3%	(6.0)%	(4.1)%
As a % of revenue (Non-GAAP)		59.4%	51.1%	8.3%	(1.9)%	5.6%

Diluted net income (loss) per share:
Diluted net loss per share-GAAP						$(0.13)
Diluted net income per share-Non-GAAP						$0.17
Shares used to compute diluted net income (loss) per share:
GAAP						89,030
Non-GAAP						92,579

Harmonic Inc.
Preliminary Adjusted EBITDA Reconciliation (Unaudited)
(In thousands)

	Three months ended
	September 25, 2020	June 26, 2020	September 27, 2019
Net loss - GAAP	$(5,381)	$(15,401)	$11,657
Provision for income taxes	786	1,578	603
Interest expense, net	2,807	3,062	3,000
Depreciation	3,148	2,692	2,764
Amortization of intangibles	752	807	2,080
EBITDA	2,112	(7,262)	20,104

Adjustments
Stock-based compensation	3,930	3,548	4,094
Loss on convertible debt extinguishment	—	834	5,695
Non-cash expenses related to convertible note	—	—	927
Restructuring and related charges	1,116	84	1,192
Adjusted EBITDA	$7,158	$(2,796)	$32,012

	Nine months ended
	September 25, 2020	September 27, 2019
Net loss - GAAP	$(42,736)	$(11,494)
Provision for income taxes	3,093	981
Interest expense, net	8,772	8,862
Depreciation	8,683	8,480
Amortization of intangibles	3,214	6,242
EBITDA	(18,974)	13,071

Adjustments
Accounting impact related to warrant amortization	—	48
Stock-based compensation	13,737	8,717
Loss on convertible debt extinguishment	834	5,695
Non-cash expenses related to convertible note	—	927
Restructuring and related charges	1,803	1,918
Adjusted EBITDA	$(2,600)	$30,376

	Q4 2020 Financial Guidance
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Net Income
GAAP	$120.0 to $130.0	$59.7 to $70.0	$53.0 to $55.0	$6.5 to $15.0	$(3.3)	$3.0 to $11.3
Stock-based compensation	—	0.3	(3.7)	4.0	—	4.0
Amortization of intangibles	—	—	(0.8)	0.8	—	0.8
Restructuring and related charges	—	0.6	(0.5)	1.1	—	1.1
Non-cash interest and other expenses related to convertible notes and other debt	—	—	—	—	1.7	1.7
Tax effect of non-GAAP adjustments	—	—	—	—	—	$(1.5) to $(0.7)
Total adjustments	—	0.9	(5.0)	5.9	1.7	$6.1 to $6.9
Non-GAAP	$120.0 to $130.0	$60.6 to $70.9	$48.0 to $50.0	$12.5 to $21.0	$(1.6)	$9.9 to $17.4
As a % of revenue (GAAP)		50.0% to 54.0%	44.2% to 42.3%	5.5% to 11.5%	(2.5)% to (2.8)%	2.5% to 8.7%
As a % of revenue (Non-GAAP)		50.5% to 54.5%	40.0% to 38.5%	10.5% to 16.1%	(1.2)% to (1.3)%	8.3% to 13.4%
Diluted net income per share:
Diluted net income per share-GAAP						$0.03 to $0.11
Diluted net income per share-Non-GAAP						$0.10 to $0.18
Shares used to compute diluted net income per share:
GAAP and Non-GAAP						98.8

	2020 Financial Guidance
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating Expense, net	Net Income (Loss)
GAAP	$367.5 to $377.5	$183.7 to $192.6	$205.5 to $207.5	$(22.0) to $(15.0)	$(13.8)	$(39.1) to $(32.2)
Stock-based compensation	—	1.7	(16.1)	17.8	—	17.8
Amortization of intangibles	—	1.0	(3.0)	4.0	—	4.0
Restructuring and related charges	—	0.9	(2.1)	3.0	—	3.0
Non-cash interest and other expenses related to convertible notes and other debt	—	—	—	—	7.2	7.2
Loss on debt extinguishment	—	—	—	—	0.8	0.8
Tax effect of non-GAAP adjustments	—	—	—	—	—	$3.1 to $3.7
Total adjustments	—	3.6	(21.2)	24.8	8.0	$35.9 to $36.5
Non-GAAP	$367.5 to $377.5	$187.3 to $196.2	$184.5 to $186.5	$3.0 to $10.0	$(5.8)	$(2.6) to $3.7
As a % of revenue (GAAP)		50.0% to 51.0%	56.0% to 55.0%	(6.0)% to (4.0)%	(3.7)% to (3.8)%	(10.6)% to (8.5)%
As a % of revenue (Non-GAAP)		51.0% to 52.0%	50.2% to 49.4%	0.8% to 2.6%	(1.5)% to (1.6)%	(0.7)% to 1.0%
Diluted net income (loss) per share:
Diluted net loss per share-GAAP						$(0.40) to $(0.33)
Diluted net income (loss) per share-Non-GAAP						$(0.03) to $0.04
Shares used to compute diluted net income (loss) per share:
GAAP and Non-GAAP						97.0
Non-GAAP						98.2

Harmonic Inc.
Adjusted EBITDA Reconciliation on Financial Guidance
(In millions)

	Q4 2020 Financial Guidance	2020 Financial Guidance
Net income (loss) - GAAP	$3.0 to $11.3	$(39.1) to $(32.2)
Provision for income taxes	0.3	3.4
Interest expense, net	2.8	11.6
Depreciation	3.3	11.9
Amortization of intangibles	0.8	4.0
EBITDA	$10.2 to $18.5	$(8.2) to $(1.3)

Adjustments
Stock-based compensation	4.0	17.8
Restructuring and related charges	1.2	3.0
Loss on debt extinguishment	—	0.8
Adjusted EBITDA	$15.5 to $24.0	$13.5 to $20.5